Exhibit 99.1

OSI Systems Reports Fiscal 2022 First Quarter Financial Results

  Q1 Revenues of $279 Million (10% year-over-year increase)
  Q1 Earnings Per Diluted Share
    GAAP EPS of $1.04
    Non-GAAP EPS of $1.16 (9% year-over-year increase)
  Q1 Book-to-Bill Ratio of 1.6
  Q1 Backlog Increased to $1.2 Billion (15% increase from June 30, 2021)
  Company Reiterates FY 2022 Guidance

HAWTHORNE, Calif.--(BUSINESS WIRE)--October 28, 2021--OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced financial results for the quarter ended September 30, 2021.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, stated, “Despite continuing impacts from COVID, including supply chain and logistics challenges, the Company performed well during the first quarter of fiscal 2022. We delivered strong revenue and earnings growth as well as robust bookings, most notably in our Security and Optoelectronics and Manufacturing divisions, resulting in significant growth in backlog.”

The Company reported revenues of $279.3 million for the first quarter of fiscal 2022, an increase of 10% from the $254.9 million reported for the first quarter of fiscal 2021. Net income for the first quarter of fiscal 2022 was $19.1 million, or $1.04 per diluted share, compared to net income of $9.3 million, or $0.51 per diluted share, for the first quarter of fiscal 2021. Non-GAAP net income for the first quarter of fiscal 2022 was $21.2 million, or $1.16 per diluted share, compared to non-GAAP net income for the fiscal 2021 first quarter of $19.5 million, or $1.06 per diluted share.

For the quarter ended September 30, 2021, the Company's book-to-bill ratio was 1.6. As of September 30, 2021, the Company's backlog was over $1.2 billion, representing an increase of 15% from the Company’s backlog as of June 30, 2021. The Company’s cash used in operations was $11.0 million during the first quarter of fiscal 2022 as the Company invested in inventory to support expected sales growth and to mitigate supply chain risk. In addition, the timing of cash used for other working capital purposes adversely impacted first quarter operating cash flow. Capital expenditures were $3.5 million during the three months ended September 30, 2021.

Mr. Chopra commented, “We were pleased with the year-over-year Security division sales growth of 11% in the first fiscal quarter which was leveraged to 21% growth in adjusted operating income. Strong bookings in Security that included two orders received from the U.S. Customs and Border Protection totaling approximately $200 million led to a significant increase in our backlog. As many of our customers and partners are impacted by the pandemic, we continue to work through related challenges and are well positioned in the global marketplace to capitalize on future opportunities.”

Mr. Chopra continued, “Our Optoelectronics and Manufacturing division again delivered solid results reporting record revenues, representing 16% growth over the first quarter of last fiscal year, and strong profits in light of supply chain and logistics cost increases. Bookings were again robust, leading to record backlog in the division.”

Mr. Chopra concluded, “First quarter sales in the Healthcare division were solid. Given some tailwinds associated with the earlier stages of the pandemic that boosted revenues in the prior year, as anticipated, we reported a small reduction in year-over-year revenues. We stepped up investment in new product development to enhance our core product portfolio while simultaneously investing in sales and marketing.”

Fiscal Year 2022 Outlook

Guidance

Revenues	$1.190 billion - $1.225 billion

Non-GAAP Diluted Earnings Per Share	$5.72 - $6.00

The Company is reiterating its fiscal year 2022 revenues and non-GAAP diluted earnings per share guidance. Actual revenues and non-GAAP diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors, including uncertainties as to the duration and future scope of the COVID-19 pandemic.

The Company’s fiscal 2022 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for non-GAAP diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of non-GAAP diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control, or cannot otherwise reasonably be predicted. For the same reasons, the Company is unable to address the significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the most directly comparable GAAP financial measure, being materially different from projected non-GAAP diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three months ended September 30, 2020 and 2021 is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions and non-cash interest expense primarily related to convertible debt in fiscal 2021, and their associated tax effects, and the impact of discrete income tax items. Although we exclude amortization of acquired intangible assets from our non-GAAP figures, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining non-GAAP financial measures of the Company. Management believes that these non-GAAP financial measures provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting, and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods, and (iv) financial results that are generally more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 9:00am PT (12:00pm ET) today to discuss its results for the first quarter of fiscal 2022. To listen, please visit the Investor Relations section of the OSI Systems website, http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call until November 12, 2021. The replay can either be accessed through the Company’s website, www.osi-systems.com, or by telephonic replay by calling 1-855-859-2056 and entering the conference call identification number 9962318 when prompted for the replay code.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems or its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, operational performance and impact of the COVID-19 pandemic in fiscal 2022 and beyond. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; global economic uncertainty; impact on the Company’s business related to or resulting from the COVID-19 pandemic such as material delays and cancellations of orders or deliveries thereon, supply chain disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the fiscal year; enforcement actions in respect of any noncompliance with laws and regulations, including export control and environmental regulations and the matters that are the subject of some or all of the Company's investigations and compliance reviews; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. Many of the referenced risks could be amplified by the magnitude and duration of the COVID-19 pandemic. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent it is required to do so under federal securities laws.

OSI SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended September 30,
	2020	2021

Revenues:
Products	$182,747	$207,212
Services	72,161	72,045
Total revenues	254,908	279,257
Cost of goods sold:
Products	124,841	142,906
Services	34,316	37,021
Total cost of goods sold	159,157	179,927
Gross profit	95,751	99,330
Operating expenses:
Selling, general and administrative	58,617	57,323
Research and development	12,082	14,817
Impairment, restructuring and other charges, net	8,359	2,510
Total operating expenses	79,058	74,650
Income from operations	16,693	24,680
Interest and other expense, net	(4,189)	(2,016)
Income before income taxes	12,504	22,664
Provision for income taxes	(3,160)	(3,612)
Net income	$9,344	$19,052

Diluted earnings per share	$0.51	$1.04
Weighted average shares outstanding – diluted	18,335	18,306

OSI SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED SEGMENT INFORMATION
(in thousands)

	Three Months Ended September 30,
	2020	2021
Revenues – by Segment:
Security division	$134,775	$149,517
Healthcare division	51,503	50,588
Optoelectronics and Manufacturing division, including intersegment revenues	79,914	92,305
Intersegment eliminations	(11,284)	(13,153)
Total	$254,908	$279,257

Operating income (loss) – by Segment:
Security division	$8,906	$21,593
Healthcare division	8,984	5,920
Optoelectronics and Manufacturing division	8,740	9,783
Corporate	(9,456)	(12,463)
Intersegment eliminations	(481)	(153)
Total	$16,693	$24,680

OSI SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2021	September 30, 2021
Assets

Cash and cash equivalents	$80,613	$54,663
Accounts receivable, net	290,653	292,004
Inventories	294,208	320,673
Other current assets	43,930	62,870
Total current assets	709,404	730,210
Property and equipment, net	118,004	116,814
Goodwill	320,304	319,345
Intangible assets, net	127,608	127,262
Other non-current assets	109,047	117,008
Total Assets	$1,384,367	$1,410,639

Liabilities and Stockholders' Equity

Bank lines of credit	$--	$26,000
Current portion of long-term debt	846	286,954
Accounts payable and accrued expenses	210,077	221,434
Other current liabilities	133,844	122,400
Total current liabilities	344,767	656,788
Long-term debt	276,421	692
Other long-term liabilities	123,359	129,847
Total liabilities	744,547	787,327
Total stockholders’ equity	639,820	623,312
Total Liabilities and Stockholders’ Equity	$1,384,367	$1,410,639

OSI SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP
NET INCOME AND EARNINGS PER SHARE
(in thousands, except earnings per share data)

	Three Months Ended September 30,
	2020		2021
	Net income	Diluted EPS	Net income	Diluted EPS
GAAP basis	$9,344	$0.51	$19,052	$1.04
Impairment, restructuring and other charges (benefit), net	8,359	0.46	2,510	0.14
Amortization of acquired intangible assets	3,776	0.21	3,198	0.18
Non-cash interest expense	2,226	0.12	68	0.00
Tax effect of above adjustments	(3,946)	(0.22)	(1,467)	(0.08)
Impact from discrete income tax items	(276)	(0.02)	(2,145)	(0.12)
Non-GAAP basis	$19,483	$1.06	$21,216	$1.16

RECONCILIATION OF GAAP TO NON-GAAP
OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT
(in thousands, except percentages)

Three Months Ended September 30, 2020
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$8,906	6.6%	$8,984	17.4%	$8,740	10.9%	$(9,937)	$16,693	6.5%
Restructuring and other charges (benefit), net	8,253	6.1	-	-	146	0.2	(40)	8,359	3.3
Amortization of acquired intangible assets	2,813	2.1	202	0.4	761	1.0	-	3,776	1.5
Non-GAAP basis– operating income (loss)	$19,972	14.8%	$9,186	17.8%	$9,647	12.1%	$(9,977)	$28,828	11.3%

Three Months Ended September 30, 2021
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$21,593	14.4%	$5,920	11.7%	$9,783	10.6%	$(12,616)	$24,680	8.8%
Impairment, restructuring and other charges, net.	275	0.2	-	-	-	-	2,235	2,510	0.9
Amortization of acquired intangible assets	2,286	1.6	202	0.4	710	0.8	-	3,198	1.2
Non-GAAP basis– operating income (loss)	$24,154	16.2%	$6,122	12.1%	$10,493	11.4%	$(10,381)	$30,388	10.9%

Contacts

OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
Tel: (310) 349-2237
avashishat@osi-systems.com